                                                                    EXHIBIT 99.2


FOR IMMEDIATE RELEASE                                               July 1, 1999

Media Contact: Kevin Brett -- 408-433-7150
Investor Contact: Diana Matley -- 408-433-4365


            LSI LOGIC CORPORATION ANNOUNCES THE EFFECTIVENESS OF S-3
                             REGISTRATION STATEMENT

MILPITAS, CA - LSI Logic Corporation (NYSE:LSI) today announced that a Form S-3 Registration Statement registering its outstanding 4 1/4 percent Convertible Subordinated Notes due in 2004 has been declared effective today by the Securities and Exchange Commission.

The company used the net proceeds of the offering of Convertible Subordinated Notes, which was completed in March, to repay a portion of the bank debt incurred to acquire Symbios, Inc. last August. The Registration Statement will be used by selling security holders in reselling their notes and common stock issued upon conversion of their notes. The company will not receive any of the proceeds from the sale of the notes or the underlying common stock by any selling security holder.

This news release does not constitute an offer to sell or the solicitation of an offer to buy securities. Any offers of the securities were made only by means of a private offering memorandum.

LSI Logic Corporation (NYSE:LSI), The System on a Chip Company(R), is a leading supplier of custom high-performance semiconductors with operations worldwide. The company enables customers to build complete systems on a single chip with its CoreWare(R) design program, thereby increasing performance, lowering system costs and accelerating time to market. LSI Logic develops application-optimized products in partnership with trendsetting customers and operates leading edge, high-volume manufacturing facilities to build submicron chips. The company maintains a high level of quality, as demonstrated by its ISO 9000 certifications. LSI Logic is headquartered at 1551 McCarthy Boulevard, Milpitas, CA 95035, 408-433-8000, www.lsilogic.com.


                                      ###